FOR IMMEDIATE RELEASE McCormick Completes Acquisition of Controlling Interest in McCormick de Mexico HUNT VALLEY, Md., Jan. 2, 2026 - McCormick & Company Inc. (NYSE: MKC) (the "Company"), a global leader in flavor, today announced that it has completed the acquisition of an additional 25% ownership interest in McCormick de Mexico from Grupo Herdez, increasing its ownership to 75%. The Company previously announced its agreement to expand ownership in McCormick de Mexico on August 21, 2025. The expanded ownership of McCormick de Mexico, a joint venture formed in 1947 with Grupo Herdez, strengthens McCormick’s global flavor leadership, creates opportunities for further growth in the attractive Mexican market and provides a strategic platform for further expansion in Latin America. McCormick funded the purchase price of $750 million through a combination of cash on hand and commercial paper. "We are excited to acquire majority ownership in McCormick de Mexico, further strengthening our track record of driving shareholder value through strategic acquisitions," said Brendan M. Foley, Chairman, President and Chief Executive Officer. "With the expanded ownership, we plan to build on McCormick de Mexico’s strong performance by leveraging our combined expertise in category management, insight- driven innovation, and best-in-class marketing to expand in adjacent categories and increase channel penetration. We are proud of our 78-year partnership with Grupo Herdez and look forward to continuing our collaboration and shared success in the years ahead." McCormick expects the transaction to be accretive to net sales, adjusted operating margin, and adjusted earnings per share in 2026. Adjusted operating margin and adjusted earnings per share exclude transaction and integration costs. Additionally, the transaction is expected to have minimal impact on McCormick’s Net Debt to Adjusted EBITDA ratio. The Company will provide guidance for fiscal 2026, inclusive of the acquisition, on its fourth quarter earnings call on January 22, 2026. Forward-looking Information Certain information contained in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as "may", "will," "expect" "anticipate", "believe" and "plan." The forward-looking statements contained in this press release include, without limitation, statements related to: the expected impact of the acquisition of an additional 25% ownership interest in McCormick de Mexico, including among others, on McCormick's net sales, earnings performance and other financial measures, including the effect of transaction and integration costs; expectations regarding McCormick's condiment and sauces portfolio; McCormick de Mexico's growth potential, including brand marketing support, product innovation and customer, category, and channel expansion; expectations regarding expansion into Latin America; the realization of anticipated sales growth, adjusted operating margin expansion and adjusted earnings per share accretion from the acquisition; and the ability to create shareholder value through acquisitions. These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with acquisitions generally, such as the failure to retain key employees of McCormick de Mexico; issues or delays in the successful integration of McCormick de Mexico's operations with those of McCormick; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the acquisition by customers, competitors, suppliers and employees; conditions affecting the industry generally; local and global political and economic conditions; unexpected events or public health crisis; the effects of the increased levels of debt service following the McCormick de Mexico acquisition as well as the effects that such increased debt service may have on McCormick's ability to borrow or the cost of such additional borrowing, our credit rating, and our ability to react to certain economic and industry conditions; and other risks described in the company's filings with the Securities and Exchange Commission, including McCormick's Annual Report on Form 10-K for the year ended November 30, 2024 and Quarterly Reports on Form 10-Q for each of the quarters in the nine months ended August 31, 2025. Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. About McCormick McCormick & Company, Incorporated is a global leader in flavor. With over $6.7 billion in annual sales across 150 countries and territories, we manufacture, market, and distribute herbs, spices, seasonings, condiments and flavors to the entire food and beverage industry including retailers, food manufacturers and foodservice businesses. Our most popular brands with trademark registrations include McCormick, French’s, Frank’s RedHot, Stubb’s, OLD BAY, Lawry’s, Zatarain’s, Ducros, Vahiné, Cholula, Schwartz, Kamis, DaQiao, Club House, Aeroplane, Gourmet Garden, FONA and Giotti. The breadth and reach of our portfolio uniquely position us to capitalize on the consumer demand for flavor in every sip and bite, through our products and our customers' products. We operate in two segments, Consumer and Flavor Solutions, which complement each other and reinforce our differentiation. The scale, insights, and technology that we leverage from both segments are meaningful in driving sustainable growth. Founded in 1889 and headquartered in Hunt Valley, Maryland USA, McCormick is guided by our principles and committed to our Purpose – To Stand Together for the Future of Flavor. McCormick envisions A World United by Flavor where healthy, sustainable, and delicious go hand in hand. To learn more, visit: www.mccormickcorporation.com or follow McCormick & Company on Instagram and LinkedIn. # # # For information contact: Investor Relations: Faten Freiha - faten_freiha@mccormick.com Global Communications: Lori Robinson - lori_robinson@mccormick.com